Exhibit C
Rule 24 Reporting Requirement No. 3


Associate companies transferred to CrossCountry\1
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NBP Services Corporation

Transwestern Holding Company, Inc.

Transwestern Pipeline Company

Northern Plains Natural Gas Company

Northern Border Pipeline Corporation

Pan Border Gas Company

CrossCountry Alaska, LLC

Citrus Corp.

Florida Gas Transmission Company

Citrus Energy Services, Inc.

Citrus Trading Corp.

CrossCountry Energy Services, LLC

Northern Border Partners, L.P.

Northern Border Intermediate Limited Partnership

Bear Paw Investments, LLC

Bear Paw Energy, LLC

Brown Bear Enterprises, LLC

Bear Paw Processing Company (Canada) Ltd.

Brown Bear Enterprises, LLC

Border Minnesota Pipeline, LLC (f/k/a Bison Pipeline, LLC)

Black Mesa Holdings, Inc.

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1/ In some cases, the transferred associate company was not wholly-owned by
Enron.


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Exhibit C
Rule 24 Reporting Requirement No. 3

Black Mesa Pipeline, Inc.

Black Mesa Pipeline Operations LLC

Black Mesa Technologies, Inc.

Black Mesa Technologies Services, LLC

China Pipeline Holdings Ltd.

Border Midstream Services, Ltd.

Border Midwestern Company

Midwestern Gas Marketing Company

Midwestern Gas Transmission Company

Border Viking Company

Viking Gas Transmission Company

Guardian Pipeline, LLC

Crestone Energy Ventures, LLC

Crestone Bighorn, LLC

Crestone Gathering Services, LLC

Crestone Powder River, LLC

Crestone Wind River, LLC

Bighorn Gas Gathering, LLC

Fort Union Gas Gathering, LLC

Lost Creek Gathering Company, LLC

Northern Border Pipeline Company